                                     YAHOO! INC.

               INDEX TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
Report of Independent Accountants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Supplementary Consolidated Balance Sheet as of September 30, 1997 (unaudited) and
December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Supplementary Consolidated Statement of Operations for the nine months ended
September 30, 1997 and 1996 (unaudited) and for the years ended December 31, 1996 and 1995 . . . 3

Supplementary Consolidated Statement of Shareholders' Equity for the nine months ended
September 30, 1997 (unaudited) and for the years ended December 31, 1996 and 1995  . . . . . . . 4

Supplementary Consolidated Statement of Cash Flows for the nine months ended September 30,
1997 and 1996 (unaudited) and for the years ended December 31, 1996 and 1995 . . . . . . . . . . 5

Notes to Supplementary Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . 6

                                                                EXHIBIT 99.1


                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Yahoo! Inc.

In our opinion, the consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows (which statements are not presented separately herein) present fairly, in all material respects, the financial position of Yahoo! Inc. and its subsidiaries at December 31, 1996 and 1995 and the results of their operations and their cash flows for the year ended December 31, 1996 and the period from March 5, 1995 (Inception) through December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principle used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Notes 1 and 8 to the supplementary consolidated financial statements, on October 20, 1997, Yahoo! Inc. merged with Four11 Corporation in a transaction accounted for as a pooling of interests. The accompanying supplementary consolidated financial statements give retroactive effect to the merger of Yahoo! Inc. with Four11 Corporation.

In our opinion, the accompanying supplementary consolidated balance sheet and the related supplementary consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Yahoo! Inc. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996 and the period from March 5, 1995 (Inception) through December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

San Jose, California
January 14, 1997,
except as to the pooling of interests with Four11 Corporation which is as of October 20, 1997.

YAHOO! INC.
SUPPLEMENTARY CONSOLIDATED BALANCE SHEET

                                                                    SEPTEMBER 30,          DECEMBER 31,
                                                                        1997           1996            1995
                                                                    ------------   ------------     ----------
                                                                     (unaudited)
                      ASSETS
Current assets:
  Cash and cash equivalents                                         $ 56,448,000   $ 33,547,000     $5,535,000
  Short-term investments in marketable securities                     42,748,000     60,689,000        392,000
  Accounts receivable, net of allowance of $2,022,000
    (unaudited), $665,000 and $84,000                                  8,992,000      5,082,000        828,000
  Prepaid expenses                                                     7,161,000        384,000         18,000
                                                                    ------------   ------------     ----------
    Total current assets                                             115,349,000     99,702,000      6,773,000

Long-term investments in marketable securities                         4,003,000      9,748,000              -
Property and equipment, net                                            5,325,000      2,789,000        264,000
Investment in unconsolidated joint venture                             1,228,000        729,000              -
Other assets                                                           2,286,000              -              -
                                                                    ------------   ------------     ----------

                                                                    $128,191,000   $112,968,000     $7,037,000
                                                                    ------------   ------------     ----------
                                                                    ------------   ------------     ----------
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                  $  2,068,000   $  1,106,000     $   63,000
  Accrued expenses and other current liabilities                       9,228,000      4,718,000        556,000
  Deferred revenue                                                     4,539,000      1,347,000        179,000
  Capitalized lease obligation                                           398,000              -              -
  Due to related parties                                                 760,000      1,082,000        134,000
                                                                    ------------   ------------     ----------
    Total current liabilities                                         16,993,000      8,253,000        932,000
                                                                    ------------   ------------     ----------

Capitalized lease obligation                                             899,000              -              -
                                                                    ------------   ------------     ----------
Minority interests in consolidated subsidiaries                          809,000        510,000              -
                                                                    ------------   ------------     ----------

Commitments and contingencies (Notes 7 and 8)

Shareholders' equity:
  Convertible Preferred Stock, $0.001 par value;
    none (unaudited), none and 7,750,072 shares authorized in
    1997, 1996 and 1995; none (unaudited), none and 7,738,072
    issued and outstanding in 1997, 1996 and 1995                             -              -          8,000
  Preferred Stock, $0.001 par value;
    10,000,000 (unaudited), 10,000,000 and no shares authorized in 1997, 1996 and 1995; none issued and outstanding in
    1997, 1996 and 1995                                                       -              -              -
  Common Stock, $0.00067 par value;
    225,000,000 (unaudited) 225,000,000 and 75,000,000 shares
    authorized in 1997, 1996 and 1995; 44,598,543 (unaudited)
    and 41,298,067, 16,363,396 issued and outstanding in
    1997, 1996 and 1995                                                   20,000         18,000          1,000
  Additional paid-in capital                                         136,165,000    109,271,000      6,895,000
  Accumulated deficit                                                (26,695,000)    (5,084,000)      (799,000)
                                                                    ------------   ------------     ----------
    Total shareholders' equity                                       109,490,000    104,205,000      6,105,000
                                                                    ------------   ------------     ----------

                                                                    $128,191,000   $112,968,000     $7,037,000
                                                                    ------------   ------------     ----------
                                                                    ------------   ------------     ----------


              The accompanying notes are an integral part of these
                supplementary consolidated financial statements.

YAHOO! INC.
SUPPLEMENTARY CONSOLIDATED STATEMENT OF OPERATIONS

                                                              NINE MONTHS
                                                                 ENDED                       YEAR ENDED
                                                             SEPTEMBER 30,                  DECEMBER 31,
                                                         1997           1996           1996           1995
                                                     ------------    -----------    -----------    -----------
                                                             (unaudited)
Net revenues                                         $ 42,306,000    $10,754,000    $19,697,000    $ 1,410,000
Cost of revenues                                        6,143,000      1,825,000      3,316,000        198,000
                                                     ------------    -----------    -----------    -----------
  Gross profit                                         36,163,000      8,929,000     16,381,000      1,212,000
                                                     ------------    -----------    -----------    -----------
Operating expenses:
  Sales and marketing                                  28,801,000      8,792,000     15,106,000        815,000
  Product development                                   7,613,000      3,157,000      5,150,000        303,000
  General and administrative                            4,501,000      3,173,000      4,878,000        972,000
  Other-nonrecurring costs                             21,245,000              -              -              -
                                                     ------------    -----------    -----------    -----------
  Total operating expenses                             62,160,000     15,122,000     25,134,000      2,090,000
                                                     ------------    -----------    -----------    -----------

Loss from operations                                  (25,997,000)    (6,193,000)    (8,753,000)      (878,000)
Investment income, net                                  3,755,000      2,408,000      3,928,000         79,000
Minority interests in losses from operations
  of consolidated subsidiaries                            631,000        166,000        540,000              -
                                                     ------------    -----------    -----------    -----------

Loss before income taxes                              (21,611,000)    (3,619,000)    (4,285,000)      (799,000)

Provision for income taxes                                      -              -              -              -
                                                     ------------    -----------    -----------    -----------

Net loss                                             $(21,611,000)   $(3,619,000)   $(4,285,000)   $  (799,000)
                                                     ------------    -----------    -----------    -----------
                                                     ------------    -----------    -----------    -----------

Net loss per share                                   $      (0.50)   $     (0.10)   $     (0.11)   $     (0.02)
                                                     ------------    -----------    -----------    -----------
                                                     ------------    -----------    -----------    -----------

Weighted average common shares and equivalents         43,201,000     37,124,000     39,256,000     34,492,000

              The accompanying notes are an integral part of these
                supplementary consolidated financial statements.

YAHOO! INC.
SUPPLEMENTARY CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY


                                                 CONVERTIBLE
                                               PREFERRED STOCK         COMMON STOCK         ADDITIONAL
                                          ----------------------  ------------------------   PAID-IN      ACCUMULATED
                                            SHARES      AMOUNT       SHARES      AMOUNT       CAPITAL       DEFICIT        TOTAL
                                          ----------  ----------  -----------   ---------  ------------  ------------  ----------
Issuance of Common Stock in connection
   with the formation of the Company               -   $      -    15,579,530   $  1,000   $     2,000   $         -   $     3,000
Issuance of Series A Convertible Preferred
   Stock at $0.20 per share                5,200,000      5,000             -          -     1,018,000             -     1,023,000
Issuance of Common Stock, net
   of issuance costs                               -          -       488,586          -       816,000             -       816,000
Issuance of options to consultants in
   exchange for services                           -          -             -          -        75,000             -        75,000
Issuance of Common Stock in exchange
   for technology rights                           -          -        11,180          -         2,000             -         2,000
Issuance of Series B Convertible Preferred
   Stock at $1.97 per share                2,538,072      3,000             -          -     4,978,000             -     4,981,000
Issuance of Common Stock pursuant to
   exercise of options                             -          -       284,100          -         4,000             -         4,000
Net loss                                           -          -             -          -             -      (799,000)     (799,000)
                                          -----------  ---------   -----------  ---------  -----------  ------------  ------------
Balance at December 31, 1995               7,738,072      8,000    16,363,396      1,000     6,895,000      (799,000)    6,105,000

Issuance of Mandatorily Redeemable
   Convertible Series C Preferred Stock
   at $12.50 per share                     5,100,000      5,000             -          -    63,745,000             -    63,750,000
Sale of Common Stock, net of issuance
   costs of $1,192,000                             -          -     4,485,000      3,000    35,040,000             -    35,043,000
Conversion Convertible Preferred Stock
   to Common Stock                       (12,838,072)   (13,000)   19,257,108     13,000             -             -             -
Issuance of Common Stock, net
   of issuance costs                               -          -       447,997          -     3,418,000             -     3,418,000
Issuance of Common Stock pursuant to
   exercise of options                             -          -       744,566      1,000         9,000             -        10,000
Compensation expense on option grants                                                          164,000             -       164,000
Net loss                                           -          -             -          -             -    (4,285,000)   (4,285,000)
                                          -----------  ---------   -----------  --------  ------------  ------------  ------------
Balance at December 31, 1996                       -          -    41,298,067     18,000   109,271,000    (5,084,000)  104,205,000

Issuance of Common Stock pursuant to
   exercise of Visa warrants (unaudited)           -          -       315,536          -             -             -             -
Issuance of Common Stock for purchase
   of Net Controls (unaudited)                     -          -        37,167          -     1,400,000             -     1,400,000
Issuance of Common Stock pursuant to
   Visa Group Agreement (unaudited)
   (Note 8)                                        -          -       699,481      1,000    21,049,000             -    21,050,000
Issuance of Common Stock pursuant to
   exercise of options (unaudited)                 -          -     2,135,544      1,000     3,267,000             -     3,268,000
Issuance of Common Stock pursuant
   to Employee Stock Purchase Plan
   (unaudited)                                     -          -       112,748          -       845,000             -       845,000
Compensation expense on option grants
  (unaudited)                                                                                  333,000             -       333,000
Net loss (unaudited)                               -          -             -          -             -   (21,611,000)  (21,611,000)
                                          -----------  ---------   -----------  --------  ------------  ------------  ------------
Balance at September 30, 1997
  (unaudited)                                      -   $      -    44,598,543   $ 20,000  $136,165,000  $(26,695,000) $109,490,000
                                          -----------  ---------   -----------  --------  ------------  ------------  ------------
                                          -----------  ---------   -----------  --------  ------------  ------------  ------------


                 The accompanying notes are an integral part of these
                   supplementary consolidated financial statements.

YAHOO! INC.
SUPPLEMENTARY CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                             NINE MONTHS
                                                                                ENDED                        YEAR ENDED
                                                                             SEPTEMBER 30,                   DECEMBER 31,
                                                                       1997             1996             1996             1995
                                                                  ---------------  --------------   -------------   --------------
                                                                             (unaudited)
Cash flows from operating activities:
  Net loss                                                        $  (21,611,000)   $  (3,619,000)  $  (4,285,000)  $    (799,000)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities:
     Depreciation and amortization                                     1,596,000          396,000         552,000         140,000
     Common Stock issued in exchange for
       technology rights and services                                          -                -               -           5,000
     Compensation expense on stock option grants                         333,000          110,000         164,000               -
     Minority interests in losses from
       operations of consolidated subsidiaries                          (631,000)        (166,000)       (540,000)              -
     Non-cash charge                                                  21,245,000                -               -               -
     Changes in assets and liabilities:
       Accounts receivable, net                                       (3,910,000)      (2,442,000)     (4,254,000)       (828,000)
       Prepaid expenses                                               (7,951,000)        (676,000)       (366,000)        (18,000)
       Accounts payable                                                  962,000        1,336,000       1,043,000          63,000
       Accrued expenses and other current liabilities                  3,749,000        2,737,000       4,290,000         428,000
       Deferred revenue                                                3,192,000          194,000       1,168,000         179,000
       Due to related parties                                           (322,000)         128,000         948,000         134,000
                                                                   --------------   --------------  --------------  --------------
Net cash used in operating activities                                 (3,348,000)      (2,002,000)     (1,280,000)       (696,000)
                                                                   --------------   --------------  --------------  --------------
Cash flows from investing acitivities:
  Acquisition of property and equipment                               (4,044,000)      (2,072,000)     (3,077,000)       (192,000)
  Purchases of investments                                            23,686,000      (73,077,000)   (113,285,000)       (392,000)
  Proceeds from sales and maturities of investments                     (299,000)         392,000      43,240,000               -
  Investment in unconsolidated joint venture                                   -         (729,000)       (729,000)              -
                                                                   --------------   --------------  --------------  --------------
Net cash provided by (used in) investing activities                   19,343,000      (75,486,000)    (73,851,000)       (584,000)
                                                                   --------------   --------------  --------------  --------------
Cash flows from financing activities:
  Proceeds from issuance of Common Stock, net                          4,113,000       37,519,000      38,471,000         820,000
  Proceeds from issuance of convertible notes payable                    500,000                -               -               -
  Proceeds from bridge loan                                                    -          594,000               -               -
  Proceeds from issuance of Convertible Preferred Stock                        -       63,750,000      63,750,000       6,004,000
  Proceeds from minority investors                                       996,000          450,000       1,050,000               -
  Proceeds from capitalized lease obligations                          1,500,000                -               -               -
  Repayment of lease obligations                                        (203,000)        (128,000)       (128,000)         (9,000)
                                                                   --------------   --------------  --------------  --------------
Net cash provided by financing activities                              6,906,000      102,185,000     103,143,000       6,815,000
                                                                   --------------   --------------  --------------  --------------
Net change in cash and cash equivalents                               22,901,000       24,697,000      28,012,000       5,535,000
Cash and cash equivalents at beginning of period                      33,547,000        5,535,000       5,535,000               -
                                                                   --------------   --------------  --------------  --------------
Cash and cash equivalents at end of period                         $  56,448,000    $  30,232,000   $  33,547,000    $  5,535,000
                                                                   --------------   --------------  --------------  --------------
                                                                   --------------   --------------  --------------  --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest                                           $      91,000    $      19,000   $           -    $      4,000
                                                                   --------------   --------------  --------------  --------------
                                                                   --------------   --------------  --------------  --------------
SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS:
  Acquisition of property and equipment through capital leases     $           -    $           -   $           -    $    137,000
                                                                   --------------   --------------  --------------  --------------
                                                                   --------------   --------------  --------------  --------------
  Purchase of Net Controls through issuance of Common Stock        $   1,400,000    $           -   $           -    $          -
                                                                   --------------   --------------  --------------  --------------
                                                                   --------------   --------------  --------------  --------------

                 The accompanying notes are an integral part of these
                   supplementary consolidated financial statements.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY
    Yahoo! Inc. (the "Company") is an Internet media company that offers a network of globally-branded properties, specialty programming, and aggregated content distributed primarily on the World Wide Web (the "Web") serving business professionals and consumers, and is among the most widely used guides for information and discovery on the Web. The Company was incorporated in California on March 5, 1995 and commenced operations on that date. Yahoo! conducts its business within one industry segment.

    ACQUISITION OF FOUR11 CORPORATION
    On October 20, 1997 the Company consummated an Agreement and Plan of Reorganization (the "Agreement") with Four11 Corporation ("Four11"), a privately held company, upon which Four11's shareholders exchanged all of their shares on an as-if-converted basis, for shares of the Company's Common Stock in a business combination to be accounted for as a pooling of interests. The supplementary consolidated financial information as of September 30, 1997 (unaudited) and December 31, 1996 and 1995 and for the nine month periods ended September 30, 1997 and 1996 (unaudited) and the years ended December 31, 1996 and 1995 reflects the Company's consolidated financial position and the results of operations as if Four11 was a wholly-owned subsidiary of the Company since inception (See
    Note 8).

    PRINCIPLES OF CONSOLIDATION
    The supplementary consolidated financial statements include the accounts of Yahoo! Inc. and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The equity and loss from operations attributable to the minority shareholder interests which related to the Company's foreign and domestic subsidiaries, are shown separately in the supplementary consolidated balance sheets and supplementary consolidated statements of operations, respectively.
    Losses in excess of the minority interest equity are charged against the Company. Investments in entities owned 20% or more but less than majority owned and not otherwise controlled by the Company are accounted for under the equity method.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    REVENUE RECOGNITION
    The Company derives substantially all of its revenues from the sale of advertisements on short-term contracts. The Company's standard rates for advertising currently range from $0.02 to $0.08 per impression. To date, the duration of the Company's advertising commitments has ranged from one week to one year. Advertising revenues are recognized ratably over the period in which the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that an advertisement appears in page views downloaded by users of YAHOO!. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until guaranteed impression levels are achieved. Deferred revenue is comprised of billings in excess of recognized revenue relating to advertising contracts. During 1996, SOFTBANK, a 35% shareholder of the Company at December 31, 1996, and its related companies accounted for approximately 12% of net revenues.
    During the period from March 5, 1995 (Inception) to December 31, 1995, another company accounted for approximately 11% of net revenues. International revenues were not material in any period presented. License and royalty revenues are recognized as amounts are earned under the terms of applicable agreements, provided no significant Company obligations exist and collection of the resulting receivable is probable.

    Revenues from barter transactions are recognized during the period in which the advertisements are displayed in YAHOO!. Barter transactions are recorded at the lower of estimated fair value of the goods or services received or the estimated fair value of the advertisements given. To date, barter transactions have been less than 10% of net revenues.

    PRODUCT DEVELOPMENT
    Costs incurred in the classification and organization of listings within YAHOO! and the development of new products and enhancements to existing products are charged to expense as incurred.

    Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant.

    ADVERTISING COSTS
    Advertising costs are recorded as expense the first time an advertisement appears. Advertising expense totaled $3,939,000 for 1996 and $130,000 for the period from March 5, 1995 (Inception) through December 31, 1995.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    CASH, CASH EQUIVALENTS, SHORT AND LONG-TERM INVESTMENTS
    The Company invests certain of its excess cash in debt instruments of the U.S. Government, its agencies, and high-quality corporate issuers. All highly liquid instruments with an original maturity of three months or less are considered cash equivalents; those with original maturities greater than three months and current maturities less than twelve months from the balance sheet date are considered short-term investments, and those with maturities greater than twelve months from the balance sheet date are considered long-term investments.

    At December 31, 1996, short-and long-term investments were classified as available-for-sale and consisted of 64% corporate debt securities, 26% debt securities of the U.S. Government and its agencies, and 10% foreign debt securities. All long-term investments are due within five years. At December 31, 1996, the fair value of the investments approximated cost. Fair value is determined based upon the quoted market prices of the securities as of the balance sheet date. At December 31, 1995, the Company's short-term investments were classified as available for sale and consisted of U.S. Treasury Bills.

    CONCENTRATION OF CREDIT RISK
    Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, short and long-term investments, and accounts receivable. Substantially all of the Company's cash, cash equivalents, short and long-term investments are managed by two financial institutions. Accounts receivable are typically unsecured and are derived from revenues earned from customers primarily located in the United States. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses; historically, such losses have been immaterial and within management's expectations. At December 31, 1996, no one customer accounted for 10% or more of the accounts receivable balance. At December 31, 1995, two customers accounted for a total of 21% of the accounts receivable balance.

    PROPERTY AND EQUIPMENT
    Property and equipment, including leasehold improvements, are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to five years.

    INCOME TAXES
    Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    FOREIGN CURRENCY
    The functional currency of the Company's subsidiaries in the United Kingdom, Germany, and France is the local currency. The financial statements of these subsidiaries are translated to United States dollars using year-end rates of exchange for assets and liabilities, and average rates for the year for revenues, costs, and expenses. Translation gains and losses, which were insignificant at December 31, 1996, are deferred and accumulated as a component of shareholders' equity. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not significant during the periods presented.

    NET LOSS PER SHARE
    Net loss per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon conversion of the convertible preferred stock (using the if-converted method) and shares issuable upon the exercise of stock options and warrants (using the treasury stock method or the modified treasury stock method, whichever applies). Common equivalent shares are excluded from the computation if their effect is antidilutive, except that, pursuant to the Securities and Exchange Commission Staff Accounting Bulletin, the convertible preferred stock (using the if-converted method) and common equivalent shares (using the treasury stock method and the assumed public offering price) issued subsequent to March 5, 1995 through April 11, 1996 have been included in the computation as if they were outstanding for all periods presented.

    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    RECLASSIFICATION
    Certain prior period balances have been reclassified to conform with current period presentation.

    BENEFIT PLAN
    The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") for its full time employees. Each participant in the 401(k) Plan may elect to contribute from 1% to 17% of his or her annual compensation to the 401(k) Plan. The Company matches employee contributions at a rate of 25%. Employee contributions are fully vested, whereas vesting in matching Company contributions occurs at a rate of 33.3% per year of employment. All contributions to the 401(k) Plan are invested at the employee's discretion in eight separate funds. During 1996, the Company's contribution amounted to $81,000, all of which was expensed.

    INTERIM FINANCIAL INFORMATION (UNAUDITED)
    The accompanying supplementary consolidated balance sheet as of September 30, 1997, the supplementary consolidated statements of operations and cash flows for the nine month periods ended September 30, 1997 and 1996 and the supplementary consolidated statement of shareholders' equity for the nine months ended September 30, 1997 are unaudited. Similarly, amounts disclosed in the notes to the financial statements relating to the nine months ended September 30, 1997 and 1996 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or any future period.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


2.  BALANCE SHEET COMPONENTS


                                                      DECEMBER 31,
                                                   1996            1995
                                            -------------    -----------
    Property and equipment:
       Computers and equipment               $  2,228,000     $  322,000
       Furniture and fixtures                     888,000          4,000
       Leasehold improvements                     290,000          3,000
                                            -------------    -----------
                                                3,406,000        329,000
       Less:  accumulated depreciation           (617,000)       (65,000)
                                            -------------    -----------
                                                2,789,000        264,000
                                            -------------    -----------
                                            -------------    -----------
    Accrued expenses and other current
       liabilities:
       Accrued vacation, wages, and other
        employee benefits                       1,069,000        121,000
       Accured professional service expenses      801,000         73,000
       Accrued content costs                      554,000              -
       Other                                    2,294,000        362,000
                                            -------------    -----------
                                             $  4,718,000     $  556,000
                                            -------------    -----------
                                            -------------    -----------


3.  RELATED PARTY TRANSACTIONS

    During July 1995, the Company entered into an agreement with a holder of approximately 2% of the Company's Common Stock at December 31, 1996 whereby the shareholder granted the Company a license for trademarks and intellectual property rights for inclusion in YAHOO!. The Company agreed to share with the shareholder certain advertising revenue earned from YAHOO! pages where the shareholder's data appears. The amount of advertising revenue allocated to the shareholder varies based upon the location of pages within YAHOO! and the level of customer usage of the supplied data. During 1996, the Company paid approximately $375,000 to the shareholder under this agreement and the amount due to the shareholder at December 31, 1996 was $186,000. During the period from March 5, 1995 (Inception) through December 31, 1995, no amount was paid to the shareholder under the agreement and the amount due to the shareholder at December 31, 1995 was $35,000. The shareholder also pays certain fees for the maintenance of YAHOO! pages where its data appears. During 1996 and the period from March 5, 1995 (Inception) through December 31, 1995, the Company recognized $20,000 and $30,000, respectively, of maintenance revenue relating to the agreement.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    During 1996, the Company recognized net revenues of approximately $2,096,000 on advertising contracts placed by SOFTBANK and its related companies, a 35% shareholder of the Company at December 31, 1996. Contracted prices on these orders are comparable to those given to other major customers of the Company. During 1996, the Company also recognized publication revenues from a subsidiary of SOFTBANK of approximately $200,000 and development and licensing revenues of approximately $85,000. Additionally, a sales representative firm which is a subsidiary of SOFTBANK has provided services to the Company totaling approximately $2,300,000 and $177,000 during 1996 and 1995, respectively. The amount due to the firm for services rendered totaled $896,000 at December 31, 1996 and $99,000 at December 31, 1995. Additionally, the Company entered into two separate joint venture agreements with SOFTBANK during 1996 (see Note 4).

4.  JOINT VENTURES

    YAHOO! JAPAN
    During April 1996, the Company signed a joint venture agreement with SOFTBANK, a 35% shareholder of the Company at December 31, 1996, whereby Yahoo! Japan Corporation was formed to establish and manage in Japan a Japanese version of the YAHOO! Internet Guide, develop related Japanese on-line navigational services, and conduct other related business. The Company's ownership interest in the joint venture is 40% and is being accounted for using the equity method. At
    December 31, 1996, the Company's investment in the joint venture was $729,000, which was also the Company's initial investment.
    There is no commitment on either company's behalf to invest additional cash in the joint venture.

    YAHOO! MARKETPLACE

    On August 26, 1996, the Company entered into agreements with Visa International Service Association (VISA) and another party (together, the VISA Group) to establish a new company, Yahoo! Marketplace, to develop and operate a navigational service focused on information and resources for the purchase of consumer products and services over the Internet. The parties have agreed to invest a total of up to $3,000,000 in proportion to their respective equity interests, and as of December 31, 1996, had invested $1,000,000. At December 31, 1996, the Company owned approximately 55% of the equity interest in Yahoo! Marketplace. During 1996, Yahoo! Marketplace incurred losses from operations of $637,000. At December 31, 1996, $163,000 of the minority interest on the balance sheet represents VISA's interest in the net assets of Yahoo! Marketplace. In connection with this agreement, the Company has issued to VISA for a purchase price of $50,000 a warrant to purchase 525,000 shares of the Company's Common Stock at an exercise price of $8.33 per share, which warrant is exercisable during a two year period commencing in March 1997.

    In July 1997, prior to the completion of significant business activities and public launch of the property, the Company and Visa entered into an agreement under which the Visa Group released the Company from certain obligations and claims, and the Company returned the Visa Group's original equity contribution to the L.L.C. (See Note 8).

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    YAHOO! EUROPE
    On November 1, 1996, the Company signed a joint venture agreement with a subsidiary of SOFTBANK, a 35% shareholder of the Company at December 31, 1996, whereby separate companies were formed in Germany, the United Kingdom, and France to establish and manage versions of the YAHOO! Internet Guide for Germany, the United Kingdom, and France, develop related on-line navigational services, and conduct other related business. The parties have agreed to invest a total of up to $4,000,000 in proportion to their respective equity interests, and as of December 31, 1996 had invested $2,000,000. The Company has a majority share of approximately 70% in each of the Yahoo! Europe entities, and therefore, has consolidated the financial results. During 1996, Yahoo! Europe incurred losses from operations of $842,000. At December 31, 1996, $347,000, of the minority interest on the balance sheet represents SOFTBANK's interest in the net assets of Yahoo! Europe.

5.  SHAREHOLDERS' EQUITY

    STOCK SPLIT
    During July 1997, the Company's Board of Directors approved a 3-for-2 stock split (the "Stock Split"). All references to the number of shares of Preferred Stock, Common Stock, weighted average common shares, and per share amounts have been retroactively restated in the accompanying supplementary consolidated financial statements to reflect the effect of the Stock Split.

    COMMON STOCK
    On April 11, 1996, the Company completed its initial public offering of 4,485,000 shares of its Common Stock. Net proceeds to the Company aggregated approximately $35,043,000. As of the closing date of the offering, all of the Convertible Preferred Stock and Mandatorily Redeemable Convertible Preferred Stock outstanding was converted into an aggregate of 19,257,108 shares of Common Stock. The Company has the right to repurchase, at the original issue price, a declining percentage of certain of the common shares issued to employees under written agreements with such employees. The Company's right to repurchase such stock declines on a percentage basis generally over four years based on the length of the employees' continual employment with the Company. At December 31, 1996, 4,752,363 shares of common stock were subject to repurchase by the Company.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    PREFERRED STOCK

    At December 31, 1996, the Company has authorized 10,000,000 shares of undesignated preferred stock. At December 31, 1995, the Company had authorized 7,750,072 shares of preferred stock, of which 5,212,000 shares had been designated Series A Convertible Preferred Stock ("Series A") and 2,538,072 shares had been designated Series B Convertible Preferred Stock ("Series B"). At December 31, 1995, 5,200,000 of Series A and 2,538,072
    of Series B were issued and outstanding. During March 1996, the Company entered into an agreement to sell 5,100,000 shares of Mandatorily Redeemable Convertible Series C Preferred Stock ("Series C") at a price of $12.50 per share for aggregate proceeds of $63,750,000. The holders of Series A, Series B and Series C were entitled to various rights and preferences under the terms of their respective agreements. On April 11, 1996, the Company completed its initial public offering of its Common Stock. At that time, all issued and outstanding shares of the Company's Convertible Preferred Stock and Mandatorily Redeemable Convertible Preferred Stock were converted into an aggregate of 19,257,108 shares of Common Stock.

    STOCK OPTION PLAN
    In May 1995, the Board of Directors adopted the 1995 Stock Plan (the "Plan") which originally provided for the grant of up to 7,500,000 incentive stock options, non-qualified stock options, and stock purchase rights. On March 6, 1996, the Board of Directors approved an increase in the number of authorized shares in the Plan to 12,000,000. Under the Plan, incentive stock options may be granted to employees, officers, and directors of the Company and non-qualified stock options and stock purchase rights may be granted to consultants, employees, directors, and officers of the Company. Options granted under the Plan are for periods not to exceed ten years, and must be issued at prices not less than 100% and 85%, for incentive and nonqualified stock options, respectively, of the fair market value of the stock on the date of grant as determined by the Board of Directors. Options granted to shareholders who own greater than 10% of the outstanding stock are for periods not to exceed five years and must be issued at prices not less than 110% of the fair market value of the stock on the date of grant as determined by the Board of Directors. Options granted under the Plan generally vest 25% after the first year and ratably each month over the remaining thirty-six month period.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    Pursuant to the consummation of the Agreement and Plan of Reorganization with Four11 Corporation, the Company assumed the 1995 Four11 Stock Option Plan (the "Four11 Plan"). Terms under the Four11 Plan are substantially consistent with the Plan except that options issued under the Four11 Plan may be exercised prior to vesting. Shares obtained upon exercise of unvested options are subject to repurchase in the event of termination, at the original purchase price, which repurchase right lapses on a schedule consistent with the vesting of the underlying option. At December 31, 1996, no shares were subject to repurchase under the provisions of the Four11 Plan.

    Options to purchase 830,040 and 101,250 shares were vested at December 31, 1996 and 1995, respectively.

    A summary of the Plan's activity (including options issued under the Four11 Plan) is as follows:


                                   AVAILABLE     OPTIONS      PRICE PER
                                   FOR GRANT    OUTSTANDING     SHARE

    Shares reserved                7,830,332           -
    Options granted               (5,260,626)   5,260,626  $    0.01-0.22
    Options exercised                      -     (284,100) $         0.01
                                  ----------    ---------  --------------
    Balance at December 31, 1995   2,569,706    4,976,526  $    0.01-0.22

    Additional shares reserved     4,500,000            -
    Options granted               (5,707,385)   5,707,385  $ 0.13 - 13.92
    Options cancelled                461,328     (461,328) $ 0.01 - 12.33
    Options exercised                      -     (744,566) $         0.01
                                  ----------    ---------  --------------
    Balance at December 31, 1996   1,823,649    9,478,017  $ 0.01 - 13.92
                                  ----------    ---------  --------------
                                  ----------    ---------  --------------

    During the period from January 1996 through April 1996, the Company granted options to purchase an aggregate of 3,450,702 shares of Common Stock at exercise prices ranging from $0.13 to $6.67 per share. Based in part on an independent appraisal obtained by the Company's Board of Directors, $625,000 of compensation expense relating to certain options is to be recognized over the four-year vesting periods of the options, of which, $156,000 was recognized in 1996. Additionally, during the period from August 1996 through September 1997, the Company granted options to purchase an aggregate of 166,324 shares of Common Stock at exercise prices ranging from $0.22 to $0.78 per share. The Company will record $2,168,000 of compensation expense relating to these options over the four-year vesting period, of which the Company recorded $8,000 and $216,000 (unaudited) during the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. During the period from March 5, 1995 (Inception) through December 31, 1995, the Company granted options to purchase 441,600 shares of Common Stock to consultants in exchange for services at an exercise price of $0.01 per share. The Company recorded expense totaling $75,000 during the period from March 5, 1995 (Inception) through December 31, 1995 based on the estimated fair value of the services received.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


     DIRECTORS' STOCK OPTION PLAN
     Effective March 6, 1996, the Board of Directors adopted the 1996 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the issuance of up to 300,000 nonstatutory stock options to nonemployee directors of the Company. Each person who becomes a nonemployee director of the Company after the date of the Company's initial public offering will automatically be granted a nonstatutory option (the "First Option") to purchase 60,000 shares of Common Stock upon the date on which such person first becomes a director. Thereafter, each director of the Company will be granted an annual option (the "Annual Option") to purchase 7,500 shares of Common Stock. Options under the Directors' Plan will be granted at the fair value of the stock and will vest in equal monthly installments over four years, in the case of the First Option, or at the end of four years in the case of the Annual Option. At December 31, 1996, there had been no option grants under the Directors' Plan.

     EMPLOYEE STOCK PURCHASE PLAN
     Effective March 6, 1996, the Company's Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan"), which provides for the issuance of a maximum of 450,000 shares of Common Stock. Eligible employees can have up to 15% of their earnings withheld, up to certain maximums, to be used to purchase shares of the Company's Common Stock on every January 1st and July 1st. The price of the Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each six month offering period or the specified purchase date. There were no shares issued under the Purchase Plan during 1996.

     STOCK COMPENSATION
     The Company accounts for its employee stock option plans in accordance with the provisions of Accounting Principles Board Opinion No. 25. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (FAS 123), "Accounting for Stock-Based Compensation" which established a fair value based method of accounting for employee stock option plans. The Company has elected to adopt the disclosure method of FAS 123. Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in FAS 123, the Company's net loss and pro forma net loss per share would have been as follows:


                                                1996           1995
    Net loss:
       As reported                         $(4,285,000)  $  (799,000)
       Pro forma                           $(5,131,000)  $  (801,000)
    Net loss per share:
       As reported                         $     (0.11)  $     (0.02)
       Pro forma                           $     (0.13)  $     (0.02)

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    Prior to the Company's initial public offering, the fair value of each option grant was determined on the date of grant using the minimum value method. Subsequent to the offering, the fair value was determined using the Black-Scholes model. Except for the volatility assumption which was only used under the Black-Scholes model, the following range of assumptions was used to perform the calculations:


                                                  1996          1995

    Expected life                            30 months         30 months
    Interest rate                          5.1% - 6.5%       5.3% - 6.0%
    Volatility                                     53%    not applicable
    Dividend yield                                  0%                0%


    Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

6.  INCOME TAXES

    No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses through December 31, 1996. The following table sets forth the primary components of deferred tax assets:


                                                         DECEMBER 31,
                                                     1996          1995
                                                ------------   -----------
    Net operating loss and credit carryforwards  $ 3,421,000    $  144,000
    Nondeductible reserves and expenses            1,382,000       134,000
    Other                                             86,000             -
                                                ------------   -----------
    Gross deferred tax assets                      4,889,000       278,000
    Valuation allowance                           (4,889,000)     (278,000)
                                                ------------   -----------
                                                 $         -    $       -
                                                ------------   -----------
                                                ------------   -----------

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS


    At December 31, 1996 and December 31, 1995, the Company fully reserved its deferred tax assets. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a valuation allowance is required.

    Deferred tax assets and related valuation allowances of approximately $3,185,000 relate to certain U.S. operating loss carryforwards resulting from the exercise of employee stock options, the tax benefit of which, when recognized, will be accounted for as a credit to additional paid-in capital rather than a reduction of the income tax provision. Additionally, deferred tax assets of $236,000 relate to operating loss carryforwards in various foreign jurisdictions. Certain of these carryforwards will expire if not utilized.

    At December 31, 1996, the Company had approximately $7,800,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income; such carryforwards expire in 2010.

    Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% over a three year period. In addition, certain net operating loss carryforwards may be used only to offset taxable income arising from certain of the Company's subsidiaries. At December 31, 1996, the effect of such limitations, if imposed, is not expected to be material.

7.  COMMITMENTS, CONTINGENCIES AND BORROWINGS

    The Company leases its facilities under non-cancelable operating lease agreements which expire during 1998 and 1999. Rent expense under operating leases for the years ended December 31, 1996 and 1995 aggregated $436,000 and $32,000, respectively.

    Future minimum lease commitments under non-cancelable operating and capital leases as of December 31, 1996 are as follows:

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS

                                                       OPERATING
                                                         LEASES
                                                      ----------
    Year ended December 31,
    1997                                             $  697,000
    1998                                                607,000
    1999                                                 36,000
    2000                                                      -
                                                    -----------
    Total minimum lease payments                     $1,340,000
                                                    -----------
                                                    -----------




    During February 1997, the Company entered into four separate equipment lease line of credit agreements aggregating $1,500,000. During the nine months ended September 30, 1997, the Company financed $1,500,000 of computers and equipment under these facilities. For equipment purchased under the lease line, principal and interest are payable over a 36 month period.

    During June 1996, the Company obtained $594,000 in bridge financing which was repaid during 1996. During July 1997, the Company issued a convertible subordinated promissory note for aggregate proceeds of $500,000. The note bears interest at an annual rate of 6% and is payable on demand by the holder anytime after March 31, 1998 or default by the Company.

    During June 1996 and February 1997, the Company issued warrants to purchase 16,116 shares of Common Stock to certain lenders. The warrants are exercisable through their expiration in 2001 and 2007.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS

    On March 15, 1996, the Company entered into an agreement with Netscape whereby the Company was designated one of five "Premier Providers". Under the terms of the agreement, the Company is required to make payments of up to $5,000,000 over the agreement's one year term, which began in mid-April 1996. During 1996, $3,500,000 had been paid and recognized as expense under the agreement. The remaining $1,500,000 was paid during January 1997. During March 1997, the Company renewed its designation as a "Premier Provider" (See Note 8).

    From time to time the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks and other intellectual property rights. The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

8.  SUBSEQUENT EVENTS (UNAUDITED)

    MERGER WITH FOUR11 CORPORATION
    On October 20, 1997, the Company completed the acquisition of Four11 Corporation, a privately held, online communications and directory company. Under the terms of the acquisition, which will be accounted for as a pooling of interests, the Company exchanged 1,505,720 shares of Common Stock for all of Four11's outstanding shares and assumed 148,336 options and warrants to purchase Yahoo! Common Stock, at a common exchange ratio of approximately 0.2318121 of a share of the Company's Common Stock for each share of Four11's common stock. All outstanding Four11 preferred shares were converted into common stock immediately prior to the acquisition. These supplementary consolidated financial statements do not include non-recurring costs of approximately $4,000,000 arising from the acquisition. The costs consist of investment banking fees, legal and accounting fees, redundancy costs, and certain other expenses directly related to the acquisition. These costs will be recorded as expenses in the quarter ending December 31, 1997.

    GTE LITIGATION
    In July 1997, GTE New Media Services Incorporated ("GTE New Media"), an affiliate of GTE, filed suit in Dallas, Texas, against Netscape and the Company, in which GTE New Media made a number of claims relating to the inclusion of certain Yellow Pages hypertext links in the NETSCAPE GUIDE BY YAHOO!, an online navigational property operated by the Company under an agreement with Netscape. In this lawsuit, GTE New Media has alleged, among other things, that by including such links to the Yellow Pages service operated by several Regional Bell Operating Companies (the "RBOCs") within the NETSCAPE GUIDE, the Company has tortiously interfered with an alleged contractual relationship between GTE New Media and Netscape relating to placement of links by Netscape for a Yellow Pages service operated by GTE New Media. GTE New Media seeks injunctive relief as well as actual and punitive damages. In October 1997, GTE New Media brought suit in the U.S. District Court for the District of Columbia, against the RBOCs, Netscape and the Company, in which GTE alleges, among other things, that the alleged exclusion of the GTE New Media Yellow Pages from the NETSCAPE GUIDE Yellow Pages service violates federal antitrust laws, and GTE New Media seeks injunctive relief and damages (trebled under federal antitrust laws) from such alleged actions. The Company believes that the claims against the Company in these lawsuits are without merit and intends to contest them vigorously. Although the Company cannot predict with certainty the outcome of these lawsuits or the expenses that may be incurred in defending the lawsuits, the Company does not believe that the result in the lawsuits will have a material adverse effect on the Company's financial position or results of operations.

    YAHOO! MARKETPLACE
    In July 1997, prior to the completion of significant business activities and public launch of Yahoo! Marketplace, the Company and Visa entered into an agreement under which the Visa Group released the Company from certain obligations and claims, and the Company returned the Visa Group's original equity contribution to the L.L.C. In connection with this agreement, Yahoo! issued 699,481 shares of Yahoo! Common Stock to the Visa Group, for which the Company recorded a one-time, non-cash, pre-tax charge of $21,245,000 in the second quarter ended June 30, 1997.

YAHOO! INC.
NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS

    NETSCAPE GUIDE BY YAHOO!
    During March 1997, the Company entered into certain agreements with Netscape Communications Corporation (Netscape) under which the Company has developed and operates an Internet information navigation service called "NETSCAPE GUIDE BY YAHOO!" (the GUIDE). The Co-Marketing agreement provides that revenue from advertising on the Guide, which is managed by the Company, is to be shared between the Company and Netscape. Under the terms of the Trademark License agreement, the Company made a one-time non-refundable trademark license fee payment of $5,000,000 in March 1997 which is being amortized over the initial two-year term, which commenced in May 1997. Under the terms of the Co-Marketing agreement as amended in June 1997, the Company also provided Netscape with a minimum of $4,660,000 in guarantees against shared advertising revenues in the first year of the agreement and up to $15,000,000 in the second year of the agreement, subject in the second year to certain minimum levels of impressions being reached on the GUIDE. Actual payments may be higher and will relate directly to the overall revenue recognized from the GUIDE. As of September 30, 1997, $1,160,000 had been paid to Netscape under this agreement.

    NETSCAPE PREMIER PROVIDER
    Also during March 1997, the Company entered into an agreement with Netscape whereby it renewed its designation as one of four "Premier Providers" of domestic navigational services within the Netscape Web Site. Under the terms of the agreement, the Company is required to make minimum payments of $3,200,000 in cash and is obligated to provide $1,500,000 in the Company's advertising services in return for certain minimum guaranteed exposures over the course of the one-year term of the agreement, which commenced in May 1997. The minimum payments are amortized over the term of the agreement. As of September 30, 1997, the Company had paid $1,637,000 in cash and an additional $600,000 was paid in October under the terms of the agreement. Expense incurred to date as of September 30, 1997 under the agreement were approximately $2,650,000. To the extent that the minimum guaranteed exposures are exceeded, the Company is obligated to remit to Netscape additional payments of cash and the Company's advertising services. At September 30, 1997, approximately $700,000 has been expensed over and above the amortization of the minimum guaranteed payments.

    During June 1997, the Company entered into certain agreements with Netscape whereby it was designated as a "Premier Provider" of international search and navigational guide services for the Netscape Net Search program. Under the terms of the agreements, the Company will provide services in 12 countries, including Australia, Denmark, France, Germany, Italy, Japan, Korea, The Netherlands, Portugal, Spain, Sweden, and the United Kingdom. Under the terms of the agreements, the Company made a cash payment of $2,900,000 in July 1997 and is obligated to provide $100,000 in the Company's advertising services in return for certain minimum guaranteed exposures over the course of the one-year term of the agreements, which commenced in July 1997. The Company amortizes the total cost of these agreements over their one-year term.

    YAHOO! KOREA
    During August 1997, the Company signed a joint venture agreement with SOFTBANK, a holder of approximately 33% of the Company's Common Stock at September 30, 1997, and other SOFTBANK affiliate companies whereby Yahoo! Korea was formed to develop and operate a version of the YAHOO! Internet Guide in the native Korean language. The parties have invested a total of $1,000,000 in proportion to their respective equity interests. The Company has a majority share of approximately 60% in the joint venture, and therefore, has consolidated the financial results, which were insignificant during the quarter.

    PURCHASE OF NETCONTROLS
    On July 31, 1997, the Company entered into a stock purchase agreement to acquire all of the outstanding capital stock of NetControls, Inc. for 37,167 shares of the Company's Common Stock. The acquisition was recorded as a purchase for accounting purposes and the majority of the purchase price of approximately $1,400,000 will be amortized over the estimated useful life of the technology acquired. Upon acquisition, the historical financial results of NetControls, Inc. were deminimis.

    LEASE COMMITMENTS
    During September 1997, the Company entered into a sublease agreement which will provide the Company with additional office space at its existing Santa Clara, CA location. Under this sublease agreement, the Company has committed to approximately $12,000,000 in sublease payments over the seven year period beginning January 1, 1998.

    AMENDMENT TO 1995 STOCK OPTION PLAN
    During April 1997, the Company's Board of Directors approved an increase in the number of authorized shares under the Plan to 19,500,000.

    RECENT ACCOUNTING PRONOUNCEMENTS
    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings per Share." This Statement is effective for the Company's fiscal year ending December 31, 1997. The Statement redefines earnings per share under generally accepted accounting principles. Under the new standard, primary earnings per share is replaced by basic earnings per share and fully diluted earnings per share is replaced by diluted earnings per share. The impact of this Statement for the three and nine month periods ended September 30, 1996 and 1997 on the calculation of primary and fully diluted earnings per share is not material.

    In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from nonowner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustment and unrealized gain/loss on available for sale securities. The disclosure prescribed by SFAS must be made beginning with the first quarter of 1998 and is not anticipated to have a material impact on the Company's financial position or results of operations.

    In June 1997, the FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has not yet determined the impact, if any, of adopting this new standard. The disclosures prescribed by SFAS 131 are effective in 1998.


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